UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 3, 2019 (August 30, 2019)

Bat Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 104, No. 33 Section D,

No. 6 Middle Xierqi Road,

Haidian District, Beijing, China

(Address of Principal Executive Offices)

+86 (010) 59441080

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 1.01.  Entry into a Material Definitive Agreement.

Background

On April 11, 2019, Bat Group, Inc. (the “Company”) and certain institutional investors (the “Purchasers”) entered into a securities purchase agreement (the “April SPA”), whereby the Company, among other things, issued to the Purchasers warrants to purchase up to 1,680,000 shares of the Company’s common stock (“Common Stock”), exercisable immediately following the date of issuance and with an exercise price of $2.20 (the “Original April Warrants”). On May 20, 2019, the Company and the Purchasers entered into a second securities purchase agreement (the “May SPA”), whereby the Company, among other things, agreed to issue to the Purchasers amended and restated warrants reducing the exercise price of the Original April Warrants from $2.20 to $1.32 (the “Replacement Warrants”).

As disclosed in the Company’s Current Report on Form 8-K dated June 17, 2019, the Company’s issuance of the Replacement Warrants had resulted in noncompliance of Nasdaq Listing Rules 5635(d)(1) and 5635(d)(2), subjecting the Company to a potential delisting from the Nasdaq Capital Market in the event the deficiency is not cured.

Amendment and Exchange Agreement

On August 30, 2019, the Company and the Purchasers entered into an amendment and exchange agreement (the “Exchange Agreement”), pursuant to which the Company shall issue to the Purchasers exchange warrants (the “Exchange Warrants”) to purchase up to 1,680,000 shares of Common Stock with an exercise price of $2.20 in exchange for the cancellation and termination of the Replacement Warrants.

The Company agreed in the Exchange Agreement that it would file with the Commission a registration statement on Form S-1 (or such other form as the Company is then eligible to use) as soon as practicable (and in any event before November 23, 2019) providing for the resale by the Purchasers of the shares of Common Stock issuable upon exercise of the Exchange Warrants, and that it would use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable.

A copy of the form of the Exchange Agreement and form of Exchange Warrant are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing summaries of the terms of the Exchange Agreement and the Exchange Warrants are subject to, and qualified in their entirety by, such documents.

Item 3.02 Unregistered Sales of Equity Securities.

On August 30, 2019, pursuant to the Exchange Agreement described in Item 1.01 of this Current Report on Form 8-K, the Company issued the Exchange Warrants to the Purchasers in exchange for the Replacement Warrants. The exchange of the Replacement Warrants for the Exchange Warrants is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended. The disclosures in Item 1.01 of this Form 8-K regarding the Exchange Warrants and the shares of Common Stock issuable upon the exercise thereof are incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Exchange Warrant.

10.1	Form of Exchange Agreement dated August 30, 2019, among Bat Group, Inc. and certain institutional investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAT GROUP, INC.

Date: September 3, 2019	By:	/s/ Jiaxi Gao
	Name:	Jiaxi Gao
	Title:	Chief Executive Officer

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